HOTCHKIS & WILEY FUNDS
FORM OF FIRST AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT dated as of the [•] day of [•], 2023, to the Distribution Agreement, dated as of September 30, 2021, (the “Agreement”), is entered into by and among HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the “Trust”), HOTCHKIS & WILEY CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Advisor”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Funds of the Agreement to add the HW Opportunities MP Fund; and
WHEREAS, Section 10.B of the Agreement allows for its amendment by a written instrument executed by the parties.
NOW, THEREFORE, the parties agree that Amended Exhibit A of the Agreement is superseded and replaced with Amended Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS & WILEY FUNDS

By:
Printed Name: Anna Marie Lopez
Title: President

HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC

By:
Printed Name: Anna Marie Lopez
Title: Chief Operating Officer

QUASAR DISTRIBUTORS, LLC

By:
Printed Name: [•]
Title: [President]

Amended Exhibit A to the Distribution Agreement – Hotchkis and Wiley Funds
Fund Names
Separate Series of HOTCHKIS & WILEY FUNDS

Name of Series
Hotchkis & Wiley Value Opportunities Fund
Hotchkis & Wiley Diversified Value Fund
Hotchkis & Wiley Large Cap Value Fund
Hotchkis & Wiley Mid-Cap Value Fund
Hotchkis &Wiley Small Cap Value Fund
Hotchkis & Wiley High Yield Fund
Hotchkis & Wiley Global Value Fund
Hotchkis & Wiley Small Cap Diversified Value Fund
Hotchkis & Wiley International Value Fund
Hotchkis & Wiley International Small Cap Diversified Value Fund
HW Opportunities MP Fund